77Q1(a)(1)

                                               MFS SERIES TRUST VII

                                            MFS GLOBAL GOVERNMENTS FUND

         Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated January 18, 1995, as amended, (the "Declaration"), of MFS Series Trust VII (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that MFS Global Governments Fund, a series of the Trust, has been terminated.

IN WITNESS WHEREOF, the undersigned have executed this certificate this 8th day of August, 2001.


J. Atwood Ives                                                   Arnold D. Scott
17 West Cedar Street                                             20 Rowes Wharf
Boston, MA  02108                                              Boston, MA  02110



Lawrence T. Perera                                             Jeffrey L. Shames
18 Marlborough Street                                             38 Lake Avenue
Boston, MA  02116                                               Newton, MA 02459



William J. Poorvu                                                Elaine R. Smith
975 Memorial Drive                                           75 Scotch Pine Road
Cambridge, MA  02138                                           Weston, MA  02493



Charles W. Schmidt                                                David B. Stone
63 Claypit Hill Road                                           282 Beacon Street
Wayland, MA  01778                                             Boston, MA  02116